Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151942, as supplemented by any post-effective amendment thereto, and in Registration Statement No. 333-196018 of Potash Corporation of Saskatchewan Inc. on Forms S-8 of our report dated June 25, 2014, relating to the financial statements and financial statement schedule appearing in this Annual Report on Form 11-K of PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 25, 2014